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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K
                              (AMENDMENT NO. 1)

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       April 11, 2005
                                                ------------------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
----------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


        MISSOURI                       0-13880                  43-1313242
(State of Incorporation)        (Commission File No.)         (IRS Employer
                                                           Identification No.)


201 Evans Lane, St. Louis, Missouri                               63121
(Address of principal executive officer)                        (Zip Code)


Registrant's telephone number including area code:  (314) 553-4000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 1.01         Entry into a Material Definitive Agreement.

                  As previously reported on the current report on Form 8-K filed on April 14, 2005, and as discussed in Item 5.02 below, Engineered Support Systems, Inc. (the "Company") issued a press release on April 11, 2005 announcing that, effective April 30, 2005, Michael F. Shanahan Sr. would begin to serve in the capacity of non-executive Chairman of the Board of Directors, a change from his then-current position as executive Chairman of the Board of Directors, and that, effective April 11, 2005, Daniel A. Rodrigues was promoted to President and Chief Operating Officer of the Company.

                  The Company has finalized the terms of a consulting agreement, effective as of May 1, 2005, in connection with the appointment of Mr. Shanahan to the position of non-executive Chairman of the Board of Directors, and has finalized the terms of an employment agreement, effective as of April 11, 2005, with Mr. Rodrigues in connection with his appointment to the position of President and Chief Operating Officer of the Company. A description of the consulting agreement and the employment agreement of Messrs. Shanahan and Rodrigues, respectively, is set forth in Item 5.02 below and a copy of each agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. The information set forth in Item 5.02 hereof, and the agreements filed as Exhibit 10.1 and
                  Exhibit 10.2 are incorporated herein by this reference.

                  This Form 8-K/A amends the current report on Form 8-K filed on April 14, 2005, to include the material terms of the consulting agreement and the employment agreement of Messrs. Shanahan and Rodrigues, respectively.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                  As previously reported on the current report on Form 8-K filed on April 14, 2005, on April 11, 2005, the Company announced that, effective April 30, 2005, Michael F. Shanahan Sr. will serve in the capacity of non-executive Chairman of the Board of Directors, a change from his then-current position as executive Chairman of the Board of Directors, and that, effective April 11, 2005, Daniel
                  A. Rodrigues had been promoted to President and Chief Operating Officer of the Company.

                  The Company has entered into a consulting agreement, effective May 1, 2005, by and between the Company and Mr. Shanahan (the "Consulting Agreement"), in connection with the appointment of Mr. Shanahan to the position of non-executive Chairman of the Board of Directors, and has entered into an employment agreement, effective April 11, 2005, by and between the Company and Mr. Rodrigues (the "Employment Agreement"), in connection with Mr. Rodrigues' appointment to the position of President and Chief Operating Officer of the Company.

                  Consulting Agreement
                  --------------------

                  Pursuant to the terms of the Consulting Agreement, during the term of the Consulting Agreement Mr. Shanahan will provide consulting and advisory services pertaining to the business and operations of the Company and will serve as the non-executive Chairman of the Board of Directors of the Company.


                  The initial term of the Consulting Agreement commenced May 1, 2005, and continues through April 30, 2006 (the "Initial Term"). Thereafter, the Consulting Agreement automatically renews for an additional one year period through April 30, 2007 (the "Second Term"), unless terminated by Consultant upon written notice at least 30 days prior to the expiration of the Initial Term. Thereafter, the Consulting Agreement automatically renews for successive one-year periods unless terminated by either party upon written notice at least 30 days prior to the expiration of any renewal term.

                  The Consulting Agreement may be terminated at any time by Mr. Shanahan upon not less than 30 days' written notice, or by the Company at any time with or without cause. In the event that the Consulting Agreement is terminated by the Company without cause, Mr. Shanahan would be entitled to receive all compensation and benefits through the later of the expiration of the Second Term or the renewal term in effect at the time of termination, and such other consideration as is expressly provided for in the Consulting Agreement.

                  Mr. Shanahan's consulting fee under the Consulting Agreement is $62,500 per month. The Consulting Agreement also provides for payments in the amount of $52,500 per month for 24 consecutive months to Mr. Shanahan's designated beneficiary in the event Mr. Shanahan's death occurs during the period that the Consulting Agreement is in effect, as well as payments in the amount of $52,500 per month for a period not to exceed 60 consecutive months in the event Mr. Shanahan becomes disabled during the period that the Consulting Agreement is in effect. Additionally, the Consulting Agreement provides that, upon a termination by Mr. Shanahan by written notice, or upon a termination by the Company without cause, or in the event that either party determines not to renew the Consulting Agreement for any reason, the Company will pay Mr. Shanahan $52,500 per month for 24 months, effective as of the date of termination of the Consulting Agreement. The provisions defined within this paragraph are consistent with the terms in Mr. Shanahan's prior Employment Agreement.

                  In addition to the consulting fee, Mr. Shanahan is entitled to: (i) reimbursement of reasonable and necessary expenses incurred in the interest of the business of the Company; (ii) a car allowance of not less than $1,800 per month; (iii) participate in the Company's medical and dental insurance programs along with his spouse for the duration of his life and the life of his spouse; and (iv) participate in the Company's life insurance, accidental death and disability income benefit programs on the same basis as executives of the Company who are entitled to participate in the same.

                  The Consulting Agreement also contains non-compete and non-diversion covenants that extend for so long as the Consulting Agreement is in effect and during such period after any termination that Mr. Shanahan is receiving compensation from the Company pursuant to the Consulting Agreement.


                  The description of the Consulting Agreement is qualified in its entirety by reference to the complete agreement that is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

                  Employment Agreement
                  --------------------

                  Pursuant to the terms of the Employment Agreement, Mr. Rodrigues will serve as President and Chief Operating Officer of the Company.

                  The initial term of the Employment Agreement commenced April 11, 2005, and continues through April 10, 2008 (the "Initial Term"). Thereafter, the Employment Agreement automatically renews for successive one-year periods, unless terminated by either party upon written notice at least 30 days prior to the expiration of the initial term or any renewal term.

                  Mr. Rodrigues' base salary under the Employment Agreement is payable at a rate of $350,000 per year for the period of April 11, 2005 through April 10, 2006. Additionally, Mr. Rodrigues is entitled to earn an annual cash bonus in an amount determined by the Company's Compensation Committee. Mr. Rodrigues' target bonus for the fiscal year ending October 31, 2005 is an amount equal to 60% of his base salary. In addition to the cash bonus, for the Company's fiscal year ending October 31, 2005, Mr. Rodrigues is entitled to an award of 142,500 options with a strike price equal to the closing price of the Company's stock on June 6, 2005.

                  In addition to the salary and bonus compensation described above, Mr. Rodrigues is entitled to: (i) reimbursement of reasonable and necessary expenses; (ii) a car allowance as determined by the Company's Board of Directors; (iii) payment of monthly dues and charges for country club and other membership privileges as approved by the Board of Directors; and (iv) participation in the Company's medical, life insurance, accidental death, disability income, profit sharing trust and 401(k) programs and other employee benefits on the same basis as other employees of the Company.

                  The Employment Agreement provides for severance and benefit participation in the event of a termination of the Employment Agreement without cause. Upon such termination without cause, Mr. Rodrigues is entitled to his full monthly base salary at such level in effect as of the date of his termination for a period of 12 months. Additionally, during such 12-month period, Mr. Rodrigues (and his eligible family members) shall be entitled to continue to participate in and receive certain standard employee benefits.

                  The Employment Agreement also provides that, in the event of a change of control of the Company, Mr. Rodrigues is entitled to a lump sum cash payment in an amount equal to
                  2.99 times his average annual compensation for the prior five fiscal years, or the average of the full fiscal years and annualized partial years of employment if less than five years.

                  The Employment Agreement also contains non-compete and non-diversion covenants that extend for the term of employment and for a period of two years after termination of employment.



                  The description of the Employment Agreement is qualified in its entirety by reference to the complete agreement that is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

                  (c) The following exhibit is filed as part of this report:

                  Exhibit Number                   Description
                  --------------                   -----------

                      10.1 Consulting Agreement dated May 1, 2005 by and between Engineered Support Systems, Inc. and Michael F. Shanahan, Sr.

                      10.2 Employment Agreement dated April 11, 2005 by and between Engineered Support Systems, Inc. and Daniel A. Rodrigues.




                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ENGINEERED SUPPORT SYSTEMS, INC.


Date:     May 6, 2005              BY: /s/  Gary C. Gerhardt
     ---------------------            -----------------------------------------
                                            Gary C. Gerhardt
                                            Vice Chairman and Chief Financial
                                             Officer




                                EXHIBIT INDEX



         Exhibit Number                     Description
         --------------                     -----------

               10.1 Consulting Agreement dated May 1, 2005 by and between Engineered Support Systems, Inc. and Michael F. Shanahan, Sr.

               10.2 Employment Agreement dated April 11, 2005 by and between Engineered Support Systems, Inc. and Daniel A. Rodrigues.